EXHIBIT 3.1

THIRD RESTATED

ARTICLES OF INCORPORATION

OF

DUKE REALTY CORPORATION

ARTICLE I

Identification

Section 1.01.  Name.  The name of the Corporation is Duke Realty Corporation.

ARTICLE II

Definitions

Section 2.01.  Certain Definitions.  The following terms when used herein shall have the meanings set forth below:

(a)                              Act.  The “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(b)                                                             Affiliate.  “Affiliate” shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), and shall have the meaning ascribed thereto in the Act.

(c)                                                              Articles.  “Articles” shall mean the Articles of Incorporation of the Corporation, filed with the Indiana Secretary of State, as amended from time to time.

(d)                                                             Business Combination.  “Business Combination” shall have the meaning set forth in Section 9.01.

(e)                              By-Laws.  “By-Laws” shall mean the By-Laws of the Corporation, as amended from time to time.

(f)                                Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

(g)                             Continuing Director.  The term “Continuing Director” shall mean a Person who was a member of the Board of Directors of the Corporation immediately prior to the date as of which the Substantial Shareholder in question became a Substantial Shareholder, or, following such date, a Person designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

(h)                             Corporation.  The “Corporation” shall mean Duke Realty Corporation

(i)                                 Director.  “Director” shall mean a member of the Corporation’s Board of Directors.

(j)                                 Gender And Number.  As used herein the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

(k)                              Owner.  A Person is the “Owner” of Shares he has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.  A Person is also the Owner of any Shares whose ownership is attributed to him by reason of the ownership provisions of Sections 542 and 544 of the Code, and any Shares he beneficially owns under Rule 13d-3 promulgated under the Act.

(l)                                 Person.  “Person” shall mean an individual, partnership, trust, corporation, or any other entity.

(m)                           Real Property.  “Real Property” shall mean land, leasehold interests (including, but not limited to interests of lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment used on or in connection with land, leasehold interests or rights in land or interests therein.

(n)                             REIT.  “REIT” or “real estate investment trust” shall mean a real estate investment trust meeting all the qualifications in the Code.

(o)                             Securities.  “Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

(p)                             Shareholders.  “Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

(q)                             Shares.  “Shares” shall mean the capital stock of the Corporation.

(r)                                Substantial Shareholder.  “Substantial Shareholder” shall mean any Person, corporation or other entity, together with any other entity with which it or its Affiliate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its Affiliate, which immediately prior to any Business Combination is the Owner of 10% or more of the outstanding Shares of the Corporation.

(s)                              Unaffiliated Director.  “Unaffiliated Director” shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

(t)                                                                Whole Board.  “Whole Board” shall mean the total number of Directors which this Corporation would have if there were no vacancies.

In connection with the foregoing and other defined terms in these Articles, where applicable except as otherwise provided in the relevant definition, calculations of amounts should be made in accordance with the accrual basis of accounting.

ARTICLE III

Registered Office and Agent

The street address of the Corporation’s registered office in the State of Indiana is 36 South Pennsylvania Street Suite 700, Indianapolis, Indiana 46204.  The name of its registered agent at such address is CT Corporation System.

ARTICLE IV

Purposes

The purposes of the Corporation shall be:

(a)                                                              To purchase, hold, and otherwise deal in and with income- producing interests in Real Property, and to make distributions of such income to its Shareholders so as to qualify as a REIT at all times.

(b)                                                             To engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended from time to time, not inconsistent with paragraph (a) above, and not otherwise specifically prohibited in these Articles.

ARTICLE V

Authorized Shares

The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000), of which two hundred fifty million (250,000,000)

shall be common stock having a par value of $.01 per share, and five million (5,000,000) shall be serial preferred stock having a par value of $.01 per share.

ARTICLE VI

Terms of Authorized Shares

Section 6.01.                         Terms of Stock.  Each Share of common stock shall have the same relative rights as and be identical in all respects with all other Shares of common stock.  The Shares of preferred stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Shares of preferred stock, to fix the number of Shares constituting any such series, and to increase or decrease the number of Shares of any such series (but not below the number of Shares thereof then outstanding).  In case the number of Shares of any such series shall be so decreased, the Shares constituting such decrease shall resume the status they had prior to the adoption of the resolution or resolutions originally fixing the number of Shares of such series. Shares shall have such other voting powers, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated below:

(a)                              Dividends.  Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding Shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of Shares entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends in such form and amount as shall be determined by the Board of Directors in accordance with the Indiana Business Corporation Law.

(b)                             Termination.  In the event of any voluntary or involuntary liquidation, dissolution, winding up or other termination of the Corporation, after the payment in full of the claims of creditors and after there shall have been paid to or set aside for the holders of any class having preference over the common stock in event of liquidation, dissolution, winding up or other termination the full preferential amounts to which they are respectively entitled, the remaining assets of the Corporation available for payment and distribution to Shareholders shall be distributed ratably among the holders of the common stock, and any class or series of Shares entitled to participate therewith, in whole or in part, as to the distribution of assets.

Section 6.02.                             Dilution.  The Corporation shall not increase the number of authorized Shares without the approval of a majority of the Unaffiliated Directors, and the affirmative vote of a majority of the Shareholders.

Section 6.03.                         Liability For Further Assessments.  The Shares, when duly issued and paid for, will be fully paid and non-assessable by the Corporation.

Section 6.04.                             Voting Rights.  Holders of Shares of common stock are entitled to one vote per Share of common stock on all matters upon which such holders are entitled to vote, except as otherwise specified herein.  The Shares shall not have cumulative voting rights.

ARTICLE VII

Board of Directors

Section 7.01.                             Number, Classes, Term of Office and Qualifications Of Directors.  There shall be no fewer than five (5) nor more than fifteen (15) Directors.  The initial Board of Directors shall consist of fifteen (15) members.  The number of Directors may be increased or decreased from time to time by the Directors.

At each annual meeting beginning at the annual meeting of Shareholders in 2004, all Directors shall be elected to hold office for a term of one year.  Directors may be re-elected any number of times.  Election of each Director at an annual meeting shall be by the affirmative vote of at least a majority of the Shareholders entitled to vote thereon present in person or by proxy at such meeting.  Each Director shall hold office until the election and qualification of his successor.  Directors may, but need not, own Shares or other securities of the Corporation.

A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability.  Prior to the annual meeting of Shareholders in 2005, a majority of the Directors shall at all times be Persons who are Unaffiliated Directors.  Commencing with the annual meeting of Shareholders in 2005, at least three-fourths of the Directors shall at all times be Persons who are Unaffiliated Directors.  Notwithstanding the preceding two sentences, upon a failure to comply with this requirement because of the resignation, removal or death of a Director who is an Unaffiliated Director, such requirement shall not be applicable for a period of one hundred and eighty (180) days.  Nominees to serve as Unaffiliated Directors shall be nominated by the then current Unaffiliated Directors, if any, otherwise by the remaining Directors.  Unless otherwise required by law, no Director shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Directors in their capacity as Directors shall not be required to devote their entire time to the business and affairs of the Corporation.

Section 7.02.                             Resignation, Removal and Death Of Directors.  A Director may resign at any time by giving written notice to the remaining Directors at the principal office of the Corporation.  Such resignation shall take effect on the date specified in such notice, without need for prior accounting.  A Director judged incompetent, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment.  A Director may be removed for cause by the affirmative vote of at least a majority of the total votes eligible to be cast by the Shareholders at a duly constituted meeting of Shareholders called expressly for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the Director whose removal is proposed has been judged incompetent, convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal, or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal. At least 20 days prior to such meeting of Shareholders, written notice shall be sent to the Director or Directors whose removal will be considered at such meeting.

Section 7.03.                         Vacancies.  Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.  Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by a majority vote of the remaining Directors then in office, whether or not a quorum.  A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

Section 7.04.                         Quorum.  A quorum for all meetings of the Directors shall be a majority of the total number of Directors; provided, however, that, whenever the vote of a majority of a particular group of Directors (including, but not limited to the Unaffiliated Directors) is required at a meeting, a quorum for such meeting shall be a majority of the total number of Directors which shall include a majority of such group.

Section 7.05.                         Committees.  The Directors may appoint from among their number an audit committee and such other standing committees as the Directors determine; provided, however, the composition of the members of the nominating committee, the compensation committee and the asset committee may not be changed without the approval of at least sixty percent (60%) of the Directors.  Each standing committee shall consist of three or more members.  All members of the audit committee shall be Unaffiliated Directors.  A majority of the members of each other standing committee shall be Unaffiliated Directors; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a director who is an Unaffiliated Director, such requirement shall not be applicable for a period of sixty (60) days. Each committee shall have such powers, duties and obligations as the Directors may deem necessary or appropriate. The standing committees shall report their activities periodically to the Directors.

ARTICLE VIII

Shareholders’ Meetings

Section 8.01.  Location                All meetings of Shareholders to elect Directors and to transact such other business as may properly be presented to the meeting shall be held at such place, either within or without the State of Indiana, as may be authorized in the By-Laws and specified in the respective notices of any such meetings.

Section 8.02.  Special Meetings                  Special meetings of the Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors, the President of the Corporation, or at the request, in writing, of Shareholders owning ten percent (10%) of the aggregate number of Shares of the Corporation issued and outstanding and entitled to vote.  Such meetings shall be held at such time and place, within or without the State of Indiana, as shall be specified in the notice thereof.  Business transacted at any special meeting of Shareholders shall be limited to the purpose or purposes stated in the notice.

Section 8.03.  Action        All actions permitted or required to be taken by the Shareholders shall be taken at an annual or special meeting of the Shareholders. The Shareholders may not act by written consent in lieu of meeting.

ARTICLE IX

Business Combinations

Section 9.01.  Substantial Shareholders                         Except as provided in Section 9.02 hereof, the affirmative vote of at least 80% of the Shareholders shall be required to approve any Business Combination involving a Substantial Shareholder.  Such affirmative vote shall be required for any Business Combination notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.  As used in this Article IX, the term Business Combination shall mean:

(a)                              any merger or consolidation of the Corporation or any subsidiary of the Corporation with (i) any Substantial Shareholder or (ii) any other Person (whether or not itself a Substantial Shareholder) which is, or after such merger or consolidation would be, a Substantial Shareholder or an Affiliate of a Substantial Shareholder; or

(b)                             any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder, or any Affiliate of any Substantial Shareholder, of any assets of the Corporation or any subsidiary having an aggregate fair market value of $1,000,000 or more; or

(c)                              the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any Securities of the Corporation or any subsidiary of any Substantial Shareholder or any Affiliate of any Substantial Shareholder in exchange for cash, Securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more; or

(d)                             the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Shareholder or any Affiliate of any Substantial Shareholder; or

(e)  any reclassification of Securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding Shares or Securities of the Corporation or any subsidiary which is directly or indirectly owned by any Substantial Shareholder or any Affiliate of any Substantial Shareholder.

Section 9.02.  Exceptions                         Section 9.01 of this Article shall not apply to a Business Combination if (A) the Business Combination is approved by a vote of three-fourths of the Continuing Directors, (B) the Business Combination consists of the issuance or transfer by the Corporation of Shares of its common stock in exchange for a partnership interest in Duke Realty Limited Partnership, an Indiana limited partnership, or Duke Realty Services Limited Partnership, an Indiana limited partnership, or any successor in interest to either such limited partnership or (C) the Substantial Shareholder shall have complied with the provisions of this Section 9.02 of this Article and all Shareholders of the

Corporation shall have been given a reasonable opportunity immediately before the consummation of the Business Combination to receive in the Business Combination, or the right to receive as a result of or in the Business Combination cash, cash and other consideration or other consideration, the per Share fair market value of which will not, at the time the Business Combination is effected, together with any cash, be less than the greatest of: (i) the highest price per Share (including brokerage commissions, soliciting dealers’ fees and all other expenses) paid by the Substantial Shareholder in acquiring any of its Shares of the Corporation of the same class; (ii) the per Share book value of the same class of the Corporation’s Shares at the time the Business Combination is effected, determined by such independent appraisal firm or their experts as the Board of Directors deem appropriate; (iii) the highest sale or bid price per Share for the Shares of the same class during the 24 months immediately preceding the time the Business Combination is effected; and (iv) an amount which bears the same or a greater percentage relationship to the market price of the same class of the Corporation’s Shares immediately prior to the announcement of the Business Combination as the highest per Share price paid in (i) above bore to the market price of the same class of the Corporation’s Shares immediately prior to the commencement of acquisition of the Corporation’s Shares by such Substantial Shareholder. The consideration to be received by holders of outstanding Shares under this Section 9.02 shall be in cash or in the same form as the Substantial Shareholder has previously paid for such Shares. If the Substantial Shareholder has paid for Shares with varying forms of consideration, the form of consideration for Shares acquired under this Section 9.02 shall be either cash or the form used to acquire the largest number of Shares previously acquired by such Substantial Shareholder.

Section 9.03.                           Restrictions on Corporate Action.  Without the approval of three-fourths of the Continuing Directors, a Substantial Shareholder, after the time it became such, seeking to comply with Section 9.02 of this Article shall not have (i) made any material change in the Corporation’s business or capital structure, (ii) received the benefit directly or indirectly (except proportionately as a Shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or (iii) made, caused or brought about, directly or indirectly, any change in the Corporation’s Articles or By-Laws or in the membership of the Corporation’s Board of Directors of any committee thereof, or (iv) terminated the Corporation’s agreement with the Advisor.

Section 9.04.  Board Determinations                              A majority of the Whole Board shall have the power to determine, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the Continuing Directors shall have the power to determine, for the purposes of this Article on the basis of information known to them, (i) the number of Shares of the Corporation of which any Person is the Owner, (ii) whether a Person is an Affiliate of another, and (iii) any other factual matter relating to the applicability or effect of this Article.

Section 9.05.  Good Faith         Any determinations made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this Article in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon this Corporation and its Shareholders, including any Substantial Shareholders.

Section 9.06.  Notice          Notwithstanding any provision of this Article IX to the contrary, no Substantial Shareholder shall consummate any Business Combination unless such Substantial Shareholder shall have mailed to public Shareholders of the Corporation, at least 30 days prior to the date of such consummation, a proxy or information statement describing the proposed Business Combination, which statement shall comply with the Act and the Rules and Regulations thereunder or any successor statute or regulation, whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions.

Section 9.07.  Fiduciary Obligations      Nothing contained in this Article shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.

ARTICLE X

Refusal to Transfer Shares, Acquisition

Restriction and Other Restrictions on Rights of Shares

Section 10.01. Notice    The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary or appropriate to comply with the REIT provisions of the Code or to comply with the requirements of any taxing authority or governmental agency.

Section 10.02. Transfer Restrictions     Whenever it is deemed by them to be reasonably necessary to protect the status of the Corporation as a REIT, the Directors may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Directors for that purpose.  If, in the opinion of the Directors, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer might jeopardize the status of the Corporation as a REIT, the Directors shall have the right, but not the duty, to refuse to permit such transfer.

Section 10.03. Null and Void    Notwithstanding any other provision of these Articles to the contrary, any purported acquisition of Shares of the Corporation which would result in the disqualification of the Corporation as a REIT shall be null and void.

Section 10.04. No Limit    Nothing contained in these Articles shall limit the authority of the Directors to take such other action as they deem necessary or advisable to protect the Corporation and the interests of the Shareholders by preservation of the Corporation’s status as a REIT.

Section 10.05. Stock Exchange                           It shall be the policy of the Directors to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Corporation are listed as far as reasonably possible in advance of the final exercise (at any time when the Shares are listed on such exchange) of any powers granted by Sections 10.02 or 10.03.

Section 10.06 Legend     In furtherance of the provisions of this Article X, each certificate evidencing Shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Directors may from time to time adopt:

STATEMENT OF POWERS;

PROVISIONS RELATING TO PROHIBITION OF

TRANSFER OF SHARES AND OTHER RESTRICTIONS

“If necessary to effect compliance by the Corporation with requirements of the Internal Revenue Code relating to real estate investment trusts, rights of the holder of the Shares represented by this certificate may be restricted by the Corporation and/or the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles of Incorporation.  The Corporation will furnish a copy of such terms and conditions and a statement of all the powers, designations, participating, optional or other special rights of each class of stock issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, to the registered holder of this certificate upon request and without charge.”

ARTICLE XI

Amendment of By-Laws

The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of the By-Laws.

ARTICLE XII

Amendment or Repeal

Notwithstanding any other provision of these Articles or the By-Laws of the Corporation (and not withstanding the fact that a lesser percentage may be specified by these Articles or the By-Laws of the Corporation) and in addition to any other procedure specified under Indiana law, the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares of the Corporation shall be required to repeal or adopt any provision inconsistent with Articles IX, X, XI and XII, or Sections 7.01, 7.02, 7.03, and 8.03, hereof. With respect to any other proposed amendment to or alteration of these Articles not approved by the vote of three-quarters of the Directors, such amendment or alteration shall require the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares.

ARTICLE XIII

Indemnification of Directors and Officers

Section 13.01.                                             Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under IND. CODE Section 23-1-35-4, or (iv) for any transaction from which the Director derived an improper personal benefit.

Section 13.02.                     Indemnification and Insurance.

(a)                              Right to Indemnification.  Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;  provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 13.02 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 13.02 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

(b)                             Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this Section 13.02 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Indiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Indiana Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met such applicable standard of conduct.

(c)                              Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 13.02 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of these Articles, by-law, agreement, vote of Shareholders or disinterested Directors or otherwise.

(d)                             Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the Indiana Business Corporation Law.

ARTICLE XIV

Severability

In the event that any Article or Section (or portion thereof) of these Articles shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions, or portion thereof, of these Articles shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its Shareholders that each such remaining provision (or portion thereof of these Articles remain, to the fullest extent permitted by law, applicable and enforceable as to all Shareholders, including Substantial Shareholders notwithstanding any such findings.

ARTICLE XV

Incorporator

The name and mailing address of the sole incorporator are:

John R. Gaskin

600 East 96th Street, Suite 100

Indianapolis, Indiana  46240

EXHIBIT A

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.     Series A Preferred Stock. Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 9.10% Series A Cumulative Redeemable Preferred Shares ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the “Series A Preferred Shares”) on the following terms:

(a)                                  Number.  The number of authorized shares of the Series A Preferred Shares shall be 460,000.

(b)                         Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Shares shall rank senior to the Common Shares and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Shares (collectively, “Junior Shares”).

(c)                                                          Dividends.

(1)                          The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of $22.75 per share per year, payable in equal amounts of $5.6875 per share quarterly in cash on the last day of each February, May, August and November or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on December 2, 1996 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be the first day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date.  The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Dividends on each share of Series A Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends.  Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                                  The amount of any dividends accrued on any Series A Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series A Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $22.75 per share for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(3)                          Except as provided in this Section 6.05, the Series A Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4)                          Any dividend payment made on the Series A Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5)                          If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series A Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Shares for the year bears to the Total Dividends.

(d)                         Liquidation Rights.

(1)                          Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per share, plus accrued and unpaid dividends thereon.

(2)                          After the payment to the holders of the Series A Preferred Shares of the full preferential amounts provided for in this Section 6.05, the holders of the Series A Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                                  If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series A Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

(4)                          Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.05.

(e)                            Redemption.

(1)                          Optional Redemption.  On and after August 31, 2001, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred Shares at a price per share (the “Series A Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series A Redemption Date”).

(2)                          Procedures Of Redemption.

(i)                             Notice of any redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to each holder of record of the Series A Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares (or depositary shares or receipts representing fractional interests in Series A Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series A Redemption Date; (b) the Series A Redemption Price; (c) the number of Series A Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series A Redemption Date.

(ii)                            If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series A Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Corporation at the Series A Redemption Price. In case fewer than all the Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Shares without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:

(A)                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                        any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                        No Series A Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                         Unless full accumulated dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly  (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred Shares pursuant to this Section 6.05 or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred A Shares.

(vi)                        If the Series A Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vii)                       In case of redemption of less than all Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be selected prorata from the holders of record of such shares in proportion to the number of Series A Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f)                            Voting Rights.  Except as required by law, and as set forth below, the holders of the Series A Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(1)                          Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series A Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of Record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed of for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series A Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2)                          So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series A Preferred Shares, or (u) any increase in the amount of authorized Series A Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3)                          On each matter submitted to a vote of the holders of Series A Preferred Shares in accordance with this Section 6.05, or as otherwise required by law, each Series A Preferred Share shall be entitled to ten  (10) votes, each of which ten (10) votes may be directed separately by the holder thereof.  With respect to each Series A Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series A Preferred Share).

(g)                           Conversion.  The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

EXHIBIT B

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.     Series B Preferred Stock. Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 7.99% Series B Cumulative Step-Up Premium Rate Preferred Shares ($0.01 Par Value Per Share) (Liquidation Preference $500.00 Per Share) (the “Series B Preferred Shares”) on the following terms:

(a)                          Number.  The number of authorized shares of the Series B Preferred Shares shall be 300,000.

(b)                         Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series B Preferred Shares shall rank senior to the Common Shares and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series B Preferred Shares (collectively, “Junior Shares”).

(c)                          Dividends.

(1)                          The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at an initial rate of $39.95 per share per year, payable in equal amounts of $9.9875 per share quarterly in cash on the last day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on September 30, 1997 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”); provided, however, that beginning with each Quarterly Dividend Date after October 1, 2012, the rate shall increase to $49.95 per Series B Preferred Share per year, payable in equal amounts of $12.4875 on each Quarterly Distribution Date. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be the first day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date.  The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Dividends on each share of Series B Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                          The amount of any dividends accrued on any Series B Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $39.95 per share with respect to a Quarterly Dividend Date on or before October 1, 2012 and $49.95 per share with respect to a Quarterly Dividend Date after October 1, 2012, and in either case, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(3)                          Except as provided in this Section 6.06, the Series B Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4)                                  Any dividend payment made on the Series B Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5)                          If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series B Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series B Preferred Shares for the year bears to the Total Dividends.

(d)                                                         Liquidation Rights.

(1)                          Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $500.00 per share, plus accrued and unpaid dividends thereon.

(2)                                  After the payment to the holders of the Series B Preferred Shares of the full preferential amounts provided for in this Section 6.06, the holders of the Series B Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                          If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series B Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series B Preferred Shares are not paid in full, the holders of the Series B Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

(4)                          Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.06.

(e)                                  Redemption.

(1)                          Optional Redemption.  On and after September 30, 2007, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred Shares at a price per share (the “Series B Redemption Price”), payable in cash, of $500.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series B Redemption Date”).

(2)                          Procedures of Redemption.

(i)                             Notice of any redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to each holder of record of the Series B Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares (or depositary shares or receipts representing fractional interests in Series B Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of Series B Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date.

(ii)                            If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the Series B Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series B Redemption Price) shall cease.  Upon surrender, in accordance with such notice, of the certificates for any Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Corporation at the Series B Redemption Price.  In case fewer than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:

(A)                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                        any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                        No Series B Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                         Unless full accumulated dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for Junior Shares); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Shares pursuant to this Section 6.06 or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Shares.

(vi)                        If the Series B Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vii)                       In case of redemption of less than all Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected prorata from the holders of record of such shares in proportion to the number of Series B Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f)                            Voting Rights.  Except as required by law, and as set forth below, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(1)                          Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series B Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of Record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed of for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2)                          So long as any Series B Preferred Shares remain outstanding, the Corporation will not,

without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series B Preferred Shares, or (u) any increase in the amount of authorized Series B Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3)                    On each matter submitted to a vote of the holders of Series B Preferred Shares in accordance with this Section 6.06, or as otherwise required by law, each Series B Preferred Share shall be entitled to ten  (10) votes, each of which ten (10) votes may be directed separately by the holder thereof.  With respect to each Series B Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series B Preferred Share).

(g)                         Conversion.  The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

EXHIBIT C

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.                                 Series C Preferred Stock.  Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles Of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the Series C Junior Preferred Stock ($0.001 par value per share) (the “Series C Preferred Stock”) on the following terms:

(a)                          Number.  The number of shares constituting the Series C Preferred Stock shall initially be 500,000, subject to increase or decrease by the Board of Directors effectuated by further Articles of Amendment; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series C Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(b)                         DIVIDENDS AND DISTRIBUTIONS.

(1)                          Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a “Unit”) of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series C Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.001 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit.  In the event the Corporation shall at any time following August 3, 1998 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)                                  The Corporation shall declare a dividend or distribution on Units of the Series C Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock; provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.001 per Unit on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(3)                                No dividend or distribution shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of Units of Series C Preferred Stock.

(4)                          Dividends shall begin to accrue and be cumulative on each outstanding Unit from the Quarterly Dividend Payment Date next preceding the date of issue of such Unit, unless the date of issue of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.  Dividends paid on Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all such Units at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of Units entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(c)                          Voting Rights.  The holders of Units shall have the following voting rights:

(1)                                  Subject to the provision for adjustment hereinafter set forth, each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time following the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Units were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)                                  Except as otherwise provided herein or by law, the holders of Units and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(3)    (i)    Whenever, at any time or times, dividends payable on any Unit or Units shall be in arrears in an amount equal to at least two full quarterly dividends (whether or not declared and whether or not consecutive), the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be increased by 2 and the holders of record of the outstanding Units and holders of any other shares of Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock shall have the exclusive right, voting together as a single class, to elect two directors of the Corporation at a special meeting of stockholders of the Corporation to fill such newly-created directorships.  At elections for such directors, the holders of Units shall be entitled to cast one vote for each Unit held.

(ii)                            So long as any Units are outstanding, the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Series C Preferred Stock and the holders of shares of Preferred Stock on a parity therewith, of the right to elect Directors under the circumstances provided in paragraph (iii) of this subclause (C) will not contravene any provision of the Indiana Business Corporation Law or the Articles of Incorporation of the Corporation.  Any director elected by holders of Units pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the stockholders who elected such director voting as a class, with or without cause.  In case any vacancy shall occur among the directors elected by the holders of Units pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors. After the holders of Units shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of Units as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

(iii)                           The right of the holders of Units, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Units shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to reinvesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Units as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Units pursuant to this Section shall terminate immediately.  Whenever the term of office of the directors elected by the holders of Units pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

(4)                                  Except as set forth herein, holders of Units shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(d)                                                         Certain Restrictions.

(1)                          Whenever quarterly dividends or other dividends or distributions payable on the Units as provided in herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units outstanding shall have been paid in full, the Corporation shall not:

(i)                             declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii)                            declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Units and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Units and all such shares are then entitled;

(iii)                               redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

(iv)                              purchase or otherwise acquire for consideration any Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(2)                                  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any Units or shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such Units or shares at such time and in such manner.

(e)                                                          Reacquired Units.  Any Units purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such Units shall, upon their cancellation, become authorized but unissued fractional shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f)                                                                    Liquidation, Dissolution Or Winding Up.

(1)                                Upon any voluntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of Units shall have received $1.00 per Unit, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series C Liquidation Preference”), or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Thereafter, the holders of Units shall be entitled to receive an aggregate amount per Unit, subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount to be distributed per share to the holders of Common Stock.  In the event the Company shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation or the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Units were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(2)                                In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(g)                               Consolidation, Merger, Etc.  In case the Company shall enter into any consolidation, merger,

combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the Units shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged.  In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of Units shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(h)                         Redemption.  The Units shall not be redeemable by the Company; provided, however, that the foregoing shall not limit the ability of the Company to purchase or otherwise deal in such Units to the extent otherwise permitted hereby and by law.

(i)                             Ranking.  The Series C Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(j)                             Amendment.  Neither these Articles of Amendment nor the Articles of Incorporation of the Company may be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units, voting separately as a class.

(k)                          Fractional Shares.  Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder’s Units or fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

EXHIBIT D

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.     Series D Preferred Stock. Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 7.375% Series D Convertible Cumulative Redeemable Preferred Shares ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the “Series D Preferred Shares”) on the following terms:

(a)                          Number.  The number of authorized shares of the Series D Preferred Shares shall be 540,000.

(b)                                 Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series D Preferred Shares shall rank on a parity with the Series A Preferred Shares and the Series B Preferred Shares and senior to the Series C Preferred Shares, Common Shares and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series D Preferred Shares (collectively, “Junior Shares”).

(c)                          Dividends.

(1)                          The holders of the then outstanding Series D Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at an initial rate of 7.375% per share per year, payable in equal amounts of $4.609375 per share quarterly in cash on the last day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on December 31, 1998 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date.  The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.  Dividends on each share of Series D Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned and declared, (ii) the Corporation has earnings, or  (iii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends.  Dividends paid on the Series D Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.  Except as provided in subparagraph (e)(2)(v) and the last sentence of this paragraph, unless the full cumulative dividends on the Series D Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than dividends payable solely in Common Shares or other capital shares of the Corporation ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation, nor shall any Common shares, or any other capital shares of the Corporation ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series D Preferred Shares as to dividends and upon liquidation).  If accrued dividends on the Series D Preferred Shares for all prior dividend periods have not been paid in full, then any dividend declared on the Series D Preferred Shares for any dividend period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series D Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series D Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series D Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                                  The amount of any dividends accrued on any Series D Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series D Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 7.375% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(3)                                Except as provided in this Section 6.08, the Series D Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4)                                Any dividend payment made on the Series D Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5)                                  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series D Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series D Preferred Shares for the year bears to the Total Dividends.

(6)                          No dividends on the Series D Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series D Preferred Shares will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

(d)                         Liquidation Rights.

(1)                                  Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series D Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per share, plus accrued and unpaid dividends thereon.

(2)                                  After the payment to the holders of the Series D Preferred Shares of the full preferential amounts provided for in this Section 6.08, the holders of the Series D Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                          If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series D Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series D Preferred Shares are not paid in full, the holders of the Series D Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

(4)                                  Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.08.

(e)                          Redemption by the Corporation.

(1)                                  Optional Redemption.  On and after December 31, 2003, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series D Preferred Shares at a price per share (the “Series D Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series D Redemption Date”).  The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided in subparagraph (e)(3) below.

(2)                                  Procedures Of Redemption.

(i)                                     Notice of redemption will be published in a newspaper of general circulation in the city of New York, once a week for two successive weeks, and notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series D Redemption Date, addressed to each holder of record of the Series D Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Shares (or depositary shares or receipts representing fractional interests in Series D Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series D Redemption Date; (b) the Series D Redemption Price; (c) the number of Series D Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series D Redemption Date.  In case fewer than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares to be redeemed from such holder.

(ii)                                  If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series D Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series D Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, dividends on the Series D Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series D Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series D Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series D Preferred Shares shall be redeemed by the Corporation at the Series D Redemption Price. In case fewer than all the Series D Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series D Preferred Shares without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Series D Preferred Shares shall be irrevocable except that:

(A)                              the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series D Preferred Shares entitled thereto at the expiration of two years from the applicable Series D Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                              No Series D Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                                 Unless full accumulated dividends on all Series D Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series D Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for Junior Shares) and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series D Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Shares. Notwithstanding the foregoing, in the case of a Redemption

Request  (as defined below) which has not been fulfilled at the time the Corporation gives notice of its election to redeem all or any Series D Preferred Shares, the shares which are the subject of such pending Redemption Request shall be redeemed prior to any other Series D Preferred Shares.

(vi)                        If the Series D Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series D Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vii)                       In case of redemption of less than all Series D Preferred Shares at the time outstanding, the Series D Preferred Shares to be redeemed shall be selected prorata from the holders of record of such shares in proportion to the number of Series D Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(3)                                  Optional Redemption Upon the Death of a Holder of Series D Preferred Shares or Depositary Shares.

(i)                             Commencing on December 31, 1998, and on the last day of each March, June, September and December thereafter (each, a “Holder Redemption Date”), the Corporation will, upon the death of any holder of the Series D Preferred Shares or any depositary shares representing the Series D Preferred Shares, redeem such shares in exchange for cash or shares of common stock of the Corporation (“Common Shares”), at the option of the Corporation. The Corporation shall redeem the Series D Preferred Shares subject to the limitations that the Corporation will not be obligated to redeem (A) more than 16,200 Series D Preferred Shares in any one year; and (B) more than 100 Series D Preferred Shares per deceased owner of depositary shares per year (each a “Redemption Limitation” and together the “Redemption Limitations”).

(ii)                            A request for redemption of Series D Preferred Shares or depositary shares may be initiated by the personal representative or other person authorized to represent the estate of the deceased holder or a surviving joint tenant(s) or tenant(s) by the entirety (each, a “Personal Representative”). At least 20 days prior to the Holder Redemption Date, the Personal Representative shall deliver:

(A)                      a written request to the transfer agent, signed by the Personal Representative;

(B)                        the depositary receipts representing the Series D Preferred Shares to be redeemed, if certificated, or if not, notice of the number of depositary shares to be redeemed;

(C)                        appropriate evidence of death and ownership of such depositary shares representing Series D Preferred Shares at the time of death; and

(D)                               appropriate evidence of the authority of such Personal Representative, all of which must be deemed acceptable by the transfer agent at least 10 days prior to the applicable Holder Redemption Date (collectively, the “Redemption Request”).

A Redemption Request which exceeds one or both Redemption Limits will be held for redemption in subsequent years until redeemed in full.  A Redemption Request will be applied in the order of receipt by the transfer agent to successive years, regardless of the number of years required to redeem such shares.  All Redemption Requests will be redeemed in the order in which received by the transfer agent.

(iii)                           The transfer agent may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents accompanying a Redemption Request or for determining whether the applicable decedent is in fact the owner of depositary shares representing the Series D Preferred Shares to be redeemed or is in fact deceased and whether the Personal Representative is duly authorized to request redemption on behalf of the applicable owner.

(iv)                              At the Corporation’s option, the Series D Preferred Shares may be redeemed for either cash or Common Shares.  If such shares are redeemed by the Corporation for cash, the redemption price of such shares is $250.00 per share (plus all accrued and unpaid dividends).  If, however, such shares are redeemed by the Corporation for Common Shares, the redemption price will be $252.50 per Series D Preferred Share and the number of Common Shares received will be based on the closing price of the Common Shares on the day prior to the Holder Redemption Date (plus all accrued and unpaid dividends, which shall be paid in cash).  No fractional Common Shares will be issued. In lieu of any fractional shares, the Corporation will pay cash in an amount equal to the product of such fraction multiplied by the closing price of one Common Share on the day prior to the Holder Redemption Date.

(v)                                 For purposes of this Section 6.08(e)(3), Series D Preferred Shares represented by depositary shares held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of an owner. The death of a person who, during his lifetime, was entitled to substantially all of the rights of an owner of depositary shares representing Series D Preferred Shares will be deemed the death of the owner, if such rights can be established to the satisfaction of the transfer agent and the Corporation. Such shares shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other similar joint ownership arrangements between husband and wife, including individual retirement accounts or Keogh [H.R.10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a registered owner during such person’s lifetime. Series D Preferred Shares represented by depositary shares registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. (“Qualified Institutions”), are subject to the Redemption Limitations described above as applied to each Beneficial Owner (as defined herein) of such shares held by any Qualified Institution. In connection with the Redemption Request, each Qualified Institution must submit evidence, satisfactory to the transfer agent, that it holds the depositary shares representing Series D Preferred Shares subject to request on behalf of such Beneficial Owner and must certify the aggregate amount of Redemption Requests made on behalf of such Beneficial Owner. A Beneficial Owner means the person who has the right to sell, transfer or otherwise dispose of the depositary shares representing Series D Preferred Shares and the right to receive the proceeds therefrom payable to the owner thereof.  In the case of any Redemption Request which is presented pursuant to Section 6.08(e)(3) which has not been fulfilled at the time the Corporation gives notice of its election to redeem all, or part, of the Series D Preferred Shares pursuant to Sections 6.08(e)(1) and (e)(2) hereof, such shares shall be redeemed pursuant to such Sections 6.08(e)(1) and (e)(2) prior to any other shares of Series D Preferred Shares being redeemed.  Any Redemption Request may be withdrawn by the Personal Representative presenting the same upon delivery of a written request for such withdrawal given to the transfer agent at least 10 days prior to payment for redemption of such shares pursuant to this Section 6.08(e)(3).  Any Personal Representative that withdraws its request for redemption shall no longer be entitled to exercise its rights under this Section 6.08(e)(3).

(f)                            Voting Rights.  Except as required by law, and as set forth below, the holders of the Series D Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(1)                                  Whenever dividends on any Series D Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series D Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of Record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed of for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series D Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors of the Corporation will be increased by two

Directors.

(2)                                  So long as any Series D Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series D Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series D Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3)                          On each matter submitted to a vote of the holders of Series D Preferred Shares in accordance with this Section 6.08, or as otherwise required by law, each Series D Preferred Share shall be entitled to ten  (10) votes, each of which ten (10) votes may be directed separately by the holder thereof.  With respect to each Series D Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series D Preferred Share).

(g)                                 Conversion.  Holders of Series D Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(1)                                  Subject to and upon compliance with the provisions of this subsection (g), a holder of depositary shares representing Series D Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in Section 6.08(g)(2)(iv)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (g)(2); provided, however, that the right to convert shares called for redemption pursuant to subsection (e)(1) shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of the Common Shares and any cash payable upon such redemption under subsection (e)(1) hereof.  The initial Conversion Price is equal to $26.6875 per Common Share (equivalent to a conversion rate of 9.3677 Common Shares per Series D Preferred Share) and is subject to adjustment as provided in subsection (g)(4).

(2)                                  (i)  In order to exercise the conversion right, the holder of each depositary share representing a Series D Preferred Share or a Series D Preferred Share to be converted shall surrender the depositary receipt or certificate representing such share, if certificated, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such depositary share or Series D Preferred Share.  If such depositary receipts or shares are not certificated, the holder must deliver evidence of ownership satisfactory to the Corporation and the transfer agent.  Unless the shares issuable on conversion are to be issued in the same name as the name in which such Depositary Shares are registered, each depositary receipt or share surrendered for conversion shall be accompanied by written notice of conversion and instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(ii)                            Holders of depositary shares or Series D Preferred Shares at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Distribution Payment Date. However, depositary shares or Series D Preferred Shares surrendered for conversion during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Distribution Payment Date (except shares converted after the issuance of notice of redemption with respect to a redemption date during such period or coinciding with such Distribution Payment Date, such Series D Preferred Shares being entitled to such distribution on the Distribution Payment Date) must be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date. A holder of depositary shares or Series D Preferred Shares on a distribution payment record date who (or whose transferees) tenders any such shares for conversion into Common Shares on such Distribution Payment Date will receive the distribution payable by the Corporation on such depositary shares or Series D Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of depositary shares or Series D Preferred Shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

(iii)                           As promptly as practicable after the surrender of depositary shares or Series D

Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (g), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (g)(3).

(iv)                              Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the depositary shares or Series D Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open,  but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Corporation.

(3)                                  Factional shares of scrip representing fractions of Series D Preferred Shares shall be issued upon conversion of depositary shares representing Series D Preferred Shares.  No fractional shares of scrip representing fractions of Common Shares shall be issued upon conversion of the Series D Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of Series D Preferred Shares, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price (as defined below) of Common Shares on the Trading Day (as defined below) immediately preceding the date of conversion. If more than one Series D Preferred Share or depositary share, as the case may be, shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Shares or depositary shares so surrendered. As used in this Section 6.08, “Current Market Price” of publicly traded common shares or any other class of shares or other security of the Corporation or any other issuer for any day means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (the “NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the chief executive officer of the Corporation or the Board of Directors. As used in this Section 6.08, “Trading Day” means any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

(4)                                  The Conversion Price shall be adjusted from time to time as follows:

(i)                                     If the Corporation shall after the first date on which depositary shares representing Series D Preferred Shares are issued and sold (the “Issue Date”)(A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder any Series D Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection  (8) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)                                  If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value (as defined below) per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection  (8) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the chief executive officer of the Corporation or the Board of Directors.

(iii)                               If the Corporation shall distribute to all holders of its Common Shares evidence of its indebtedness or assets  (excluding cash distributions out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares) and excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per the Common Share on the record date mentioned below less the then fair market value (as determined by the chief executive officer of the Corporation or the Board of Directors, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (8) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of suc Security, but also is distributed with each Common Share delivered to a person converting a depositary share or Series D Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection  (iii); provided that on the date, if any, on which a person converting a depositary share or Series D Preferred Share would no longer be entitled to receive such Security with a Common Share  (other than a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)                              No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price; provided, however, that any adjustments that by reason this subsection (iv) are not required to be made shall be carried forward and taken into account in subsequent adjustments; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subsection (g)  (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (g), the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection (g) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (4) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (4), as it in its discretion shall determine to be advisable in order that any stock distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets  (other than cash distributions) hereafter made by the Corporation to its stockholders shall not be taxable.

(v)                                 As used in this Section 6.08, “Fair Market Value” means the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  The term “ex date” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

(5)                                  If the Corporation shall be a party to any transaction  (including without limitation a merger, consolidation, statutory share exchange, self-tender offer for all or substantially all of the Common Shares, sale of all or substantially all of its assets (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, other securities or property (including cash or any combination thereof), each Series D Preferred Share which is not converted into the right to receive shares, stock, other securities or property receivable in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, other securities and property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series D Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount shares, stock, securities and other property  (including cash) receivable upon such Transaction (each a “Non-Electing Share”) (provided that the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount of receivable per share by a plurality of the non-electing shares).  The Corporation may not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection  (5), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Shares that will contain provisions enabling the holders of the Series D Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (5) shall similarly apply to successive Transactions.

(6)                                  If:

(i)                                     the Corporation shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution); or

(ii)                                  the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                           there shall be any reclassifications of the Common Shares (other than an event to which subsection (g)(4)(i) applied) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self-tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entity and for which approval of any stockholder of the Corporation is required; or

(iv)                              there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be filed with the transfer agent for the Series D Preferred Shares (the “Transfer Agent”) and shall cause to be mailed to the holders of the Series D Preferred Shares at their addresses as shown on the share records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection (g).

(7)                                  Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent and the depositary for the depositary shares representing the Series D Preferred Shares an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series D Preferred Share at such holder’s last address as shown on the share records of the Corporation.

(8)                            In any case in which subsection (g)(4) provides that an adjustment shall become effective on the date next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series D Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series D Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (g)(3).

(9)                          There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection (g). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this subsection (g), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(10)                        If the Corporation shall take any action affecting the Common Shares, other than action described in this subsection (g), that in the opinion of the Board of Directors would have a material adverse effect on the conversion rights of the holders of the Series D Preferred Shares, the Conversion Price for the Series D Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(11)                      The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series D Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series D Preferred Shares not theretofore converted. For purposes of this subsection  (11), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series D Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Corporation covenants that any Common Shares issued upon conversion of the Series D Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series D Preferred Shares, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of the Series D Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series D Preferred Shares, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

(12)                      The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series D Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series D Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(13)                      In addition to the foregoing adjustments, the Corporation will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares.

(14)                      The Conversion Price as it relates to depositary shares representing the Series D

Preferred Shares shall be adjusted in a similar manner to that with respect to the Conversion Price for the Series D Preferred shares if such Conversion Price is adjusted, as set forth in this subsection (g).

EXHIBIT E

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.                                       Series E Preferred Stock. Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.25% Series E Cumulative Redeemable Preferred Shares ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the “Series E Preferred Shares”) on the following terms:

(a)                                                          Number.  The number of authorized shares of the Series E Preferred Shares shall be 460,000.

(b)                                                         Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series E Preferred Shares shall rank on a parity with the Series A Preferred Shares and the Series B Preferred Shares and senior to the Series C Preferred Shares, Common Shares and any other class or series of shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series E Preferred Shares (collectively, “Junior Shares”).

(c)                                  Dividends.

(1)                          The holders of the then outstanding Series E Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at an initial rate of 8.25% per share per year, payable in equal amounts of $5.15625 per share quarterly in cash on the last day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on March 31, 1999 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date.  The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period (including the first Dividend Period) shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series E Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned and declared, (ii) the Corporation has earnings, or (iii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends.  Dividends paid on the Series E Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(v) and the last sentence of this paragraph, unless the full cumulative dividends on the Series E Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other capital shares of the Corporation ranking junior to the Series E Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series E Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Corporation ranking junior to or on a parity with the Series E Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series E Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series E Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series E Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series E Preerred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series E Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series E Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                                  The amount of any dividends accrued on any Series E Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend

Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series E Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 8.25% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(3)                          Except as provided in this Section 6.09, the Series E Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4)                          Any dividend payment made on the Series E Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5)                          If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series E Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series E Preferred Shares for the year bears to the Total Dividends.

(6)                          No dividends on the Series E Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series E Preferred Shares will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

(d)                         Liquidation Rights.

(1)                          Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series E Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per share, plus accrued and unpaid dividends thereon.

(2)                          After the payment to the holders of the Series E Preferred Shares of the full preferential amounts provided for in this Section 6.09, the holders of the Series E Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                            If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series E Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series E Preferred Shares are not paid in full, the holders of the Series E Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

(4)                                  Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.09.

(e)                          Redemption by the Corporation.

(1)                          Optional Redemption.  On and after January 20, 2004, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series E Preferred Shares at a price per share (the “Series E Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series E Redemption Date”).  The Series E Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2)                          Procedures of Redemption.

(i)                             Notice of redemption will be published in a newspaper of general circulation in the city of New York, once a week for two successive weeks, and notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series E Redemption Date, addressed to each holder of record of the Series E Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Shares (or depositary shares or receipts representing fractional interests in Series E Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series E Redemption Date; (b) the Series E Redemption Price; (c) the number of Series E Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series E Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series D Redemption Date.  In case fewer than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares to be redeemed from such holder.

(ii)                            If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series E Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series E Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series E Redemption Date, dividends on the Series E Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series E Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series E Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series E Preferred Shares so redeemed  (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series E Preferred Shares shall be redeemed by the Corporation at the Series E Redemption Price. In case fewer than all the Series E Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series E Preferred Shares without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Shares shall be irrevocable except that:

(A)                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                                any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series E Preferred Shares entitled thereto at the expiration of two years from the applicable Series E Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                        No Series E Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                         Unless full accumulated dividends on all Series E Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series E Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for Junior Shares) and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series E Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Shares.  Notwithstanding the foregoing, in the case of a Redemption Request (as defined below) which has not been fulfilled at the time the Corporation gives notice of its election to redeem all or any Series E Preferred Shares, the shares which are the subject of such pending Redemption Request shall be redeemed prior to any other Series E Preferred Shares.

(vi)                        If the Series E Redemption Date is after a Record Date and before the related

Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series D Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vii)                       In case of redemption of less than all Series E Preferred Shares at the time outstanding, the Series E Preferred Shares to be redeemed shall be selected prorata from the holders of record of such shares in proportion to the number of Series E Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f)                            Voting Rights.  Except as required by law, and as set forth below, the holders of the Series E Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(1)                          Whenever dividends on any Series E Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series E Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of Record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed of for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series E Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2)                          So long as any Series E Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series E Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series E Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series E Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3)                                  On each matter submitted to a vote of the holders of Series E Preferred Shares in accordance with this Section 6.09, or as otherwise required by law, each Series E Preferred Share shall be entitled to ten  (10) votes, each of which ten (10) votes may be directed separately by the holder thereof.  With respect to each Series E Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series E Preferred Share).

(g)                         Conversion.  The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

EXHIBIT F

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.     SERIES F PREFERRED STOCK.  Pursuant to the authority granted under Section 6.01, the Board of Directors of the Corporation hereby establishes a series of Preferred Shares designated the 8.00% Series F Cumulative Redeemable Preferred Shares (the “Series F Preferred Stock”), the holders of which shall receive units representing one one-thousandth (1/1,000) of a share (the “Preference Shares”) of such Series F Preferred Stock, on the following terms:

(a)                          Number.  The maximum number of authorized shares of the Series F Preferred Stock shall be 7,400.

(b)                         Relative Seniority.  In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series F Preferred Stock shall rank (a) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series F Preferred Stock (collectively, “Junior Stock”), (b) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series F Preferred Stock (collectively, “Fully Junior Stock”), and (c) on a parity with any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series F Preferred Stock, if the holders of such class or series of Equity Stock and the Series F Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (collectively, “Parity Stock”).

(c)                          Dividends.

(1)                          The holders of the then outstanding Units shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.00 per Unit per year, payable in equal amounts of $0.50 per Unit quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day.  Dividends shall begin to accrue and shall be fully cumulative from the first date on which the pertinent Units of the Series F Preferred Stock are issued and sold and shall first be payable on July 31, 1999 (each such payment date being hereafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 50 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of the actual number of days in such period. Dividends paid on the Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a per share basis among all such Unit at the time outstanding.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                          The amount of any dividends accrued on any Units at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any Units of Series F Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.00 per Unit for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on the actual number of days in such period.

(3)                          Except as provided in this Section 6.10, the Units will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the

Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Units which may be in arrears.

(4)                          Any dividend payment made on the Units shall first be credited against the earliest accrued but unpaid dividend due with respect to such Units which remains payable.

(5)                          If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Units shall equal (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Units of the Series F Preferred Stock for the year over (b) the Total Dividends.

(6)                          No dividends on the Units shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.  Notwithstanding the foregoing, dividends on the Units will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

(7)                          So long as any Units of Series F Preferred Stock remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Units for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Units and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Units and accumulated and unpaid on such Parity Stock.

(8)                          So long as any Units of Series F Preferred Stock remain outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Units of Series F Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Units and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Units and the current dividend period with respect to such Parity Stock.

(d)                            Liquidation Rights.

(1)                    Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Units then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Stock, the amount of $25.00 per Unit, plus accrued and unpaid dividends thereon.

(2)                          After the payment to the holders of the Units of the full preferential amounts provided for in this Section 6.10, any other series or class of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid, and the holders of the Units, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                          If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Units and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Units and any such other Parity Stock if all amounts payable thereon were paid in full.

(4)                          Neither a consolidation nor a merger of any other entity into or with the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.10

(e)                          Redemption by the Corporation.

(1)                          Optional Redemption.  On and after October 10, 2002, the Corporation may, at its option, redeem at any time all or, from time to time, any part of the Series F Preferred Stock at a price per Unit (the “Redemption Price”), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Redemption Date”), without interest, to the full extent the Corporation has funds legally available therefor.  The Series F Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2)                          Procedures of Redemption.

(i)                             Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date.  Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to each holder of record of the Units to be redeemed at the address set forth in the share transfer records of the registrar.  Any notice mailed in the manner provided herein shall be conclusively presumed to have been given on the date mailed whether or not the holder received the notice. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Units except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Units may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of Units of Series F Preferred Stock to be redeemed; (d) the place or places where certificates for such Units are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Units to be redeemed will cease to accumulate on the Redemption Date. If fewer than all of the Units of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Units of Series F Preferred Stock to be redeemed from such holder.

(ii)                            If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Units so called for redemption shall cease to accumulate, and said Units shall no longer be deemed to be outstanding and shall not have the status of Units of Series F Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease.  Upon surrender, in accordance with such notice, of the certificates for any Units of Series F Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Units of Series F Preferred Stock shall be redeemed by the Corporation at the Redemption Price.  In case fewer than all the Units of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued presenting the unredeemed Units of Series F Preferred Stock without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Units of Series F Preferred Stock shall be irrevocably deposited except that:

(A)                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Units redeemed shall have no claim to such interest or other earnings; and

(B)                        any balance of monies so deposited by the Corporation and unclaimed by the holders of the Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Units entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                              No Units of Series F Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                         Unless full accumulated dividends on all Units of Series F Preferred Stock and any other class or series of Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Units or Parity Stock shall be redeemed or purchased or otherwise acquired directly or indirectly; provided, however, that the foregoing shall not prevent the redemption of Units or Parity Stock to preserve the Corporation’s REIT status or the purchase or acquisition of Units or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Units of Series F Preferred Stock or Parity Stock, as the case may be.

(vi)                        If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Units of Series F Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.  Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Units to be redeemed.

(vii)                       In case of redemption of less than all of the Units of the Series F Preferred Stock at the time outstanding, the Units of Series F Preferred Stock to be redeemed shall be selected by the Corporation by lot or pro rata from the holders of record of such Units in proportion to the number of Units of Series F Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation in its sole and absolute discretion.

(f)                            Voting Rights. Except as required by law, and as set forth below, the holders of the Units shall not be entitled to vote at any meeting of the shareholders of the Corporation for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders and the consent of the holders of the Units shall not be required for the taking of any corporate action.

(1)                          If and whenever dividends payable on the Units or any series or class of Parity Stock shall be in arrears for six consecutive or otherwise Dividend Periods, whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of such Units, together with the holders of shares of every other series of Parity Stock, voting together as a single class regardless of series, shall be entitled to vote for the election of two additional directors of the Corporation at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Units and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Units and the Parity Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Units and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive Dividend Periods), and the terms of office of all persons elected as directors by the holders of the Units and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly.

(2)                          At any time after such voting rights shall have been so vested in the holders of the Units and the Parity Stock, the secretary of the Corporation may, and upon the written request of holders of record of at least ten percent (10%) of the Units then outstanding (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Units and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law.  If any such special meeting required to be called as provided above shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Units may call such meeting, upon the notice provided above, and for that purpose shall have access to the stock records of the Corporation.  The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided above.  If any vacancy shall occur among the directors elected by the holders of the Units and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Units and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

(3)                                  So long as any Units of Series F Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Units and the Parity Stock outstanding at the time, acting as a single class regardless of series, given in person or by proxy, either in writing or at a meeting,

(i)                             authorize or create, or increase the authorized or issued amount of, any class or series of Equity Securities ranking prior to the Series F Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii)                            amend, alter or repeal the provisions of the Articles of Incorporation, including this Amendment, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock, the Parity Stock or the holders thereof; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series F Preferred Stock, or any shares of any class ranking on a parity with the Series F Preferred Stock or the Parity Stock, shall not be deemed to adversely affect the rights, preferences, privileges or voting power of the Series F Preferred Stock; and provided further, however, that if any such amendment, alteration or repeal would materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or another series of Parity Stock that is not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of the Units of the Series F Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

(iii)                           effect or validate a share exchange that affects the Series F Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Unit of Series F Preferred Stock (x) shall remain outstanding without a material and adverse change to its terms and rights or (y) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Unit of Series F Preferred Stock (except for changes that do not materially and adversely affect the holders of the Units).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Units of Series F Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(4)                                  On each matter submitted to a vote of the holders of Units of the Series F Preferred Stock in accordance with this Section 6.10, or as otherwise required by law, each Unit of Series F Preferred Stock shall be entitled to one vote. With respect to each Unit of Series F Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

(g)                                 Retirement.  Except as otherwise provided in the Articles of Incorporation, all Units of Series F Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series.

(h)                                 Conversion.   The Units of Series F Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(i)                                     Record Holders.  The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any Units of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

EXHIBIT G

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

Reserved for later use.

EXHIBIT H

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.     SERIES H PREFERRED STOCK.  Pursuant to the authority granted under Section 6.01, the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.625% Series H Cumulative Redeemable Preferred Shares (the “Series H Preferred Stock”), the holders of which shall receive units representing one one-thousandth (1/1,000) of a share (the “Preference Shares”) of such Series H Preferred Stock, on the following terms:

(a)                                  Number.  The maximum number of authorized shares of the Series H Preferred Stock shall be 2,600.

(b)                                 Relative Seniority.  In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series H Preferred Stock shall rank (a) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series H Preferred Stock (collectively, “Junior Stock”), (b) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series H Preferred Stock (collectively, “Fully Junior Stock”), and (c) on a parity with any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series H Preferred Stock, if the holders of such class or series of Equity Stock and the Series H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (collectively, “Parity Stock”).

(c)                                  Dividends.

(1)                                  The holders of the then outstanding Units shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.15625 per Unit per year, payable in equal amounts of $0.5390625 per Unit quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day.  Dividends shall begin to accrue and shall be fully cumulative from the first date on which the pertinent Units of the Series H Preferred Stock are issued and sold and shall first be payable on July 31, 1999 (each such payment date being hereafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 50 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of the actual number of days in such period. Dividends paid on the Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                                  The amount of any dividends accrued on any Units at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any Units of Series H Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.15625 per Units for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on the actual number of days in such period.

(3)                                  Except as provided in this Section 6.11, the Series H Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Units which may be in arrears.

(4)                                  Any dividend payment made on the Units shall first be credited against the earliest accrued but unpaid dividend due with respect to such Units which remains payable.

(5)                                  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Units shall equal (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Units for the year over (b) the Total Dividends.

(6)                                  No dividends on the Units shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Units will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

(7)                                  So long as any Units of Series H Preferred Stock remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Units for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Units and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Units and accumulated and unpaid on such Parity Stock.

(8)                                  So long as any Units of Series H Preferred Stock remain outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Units of Series H Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Units and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Units and the current dividend period with respect to such Parity Stock.

(d)                                 Liquidation Rights.

(1)                                  Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Units then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Stock, the amount of $25.00 per Unit, plus accrued and unpaid dividends thereon.

(2)                                  After the payment to the holders of the Units of the full preferential amounts provided for in this Section 6.11, any other series or class of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid, and the holders of the Units, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                                  If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Units and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Units and any such other Parity Stock if all amounts payable thereon were paid in full.

(4)                                  Neither a consolidation nor a merger of any other entity into or with the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.11.

(e)                                  Redemption.

(1)                                  Optional Redemption.  On and after November 12, 2003, the Corporation may, at its option, redeem at any time all or, from time to time, any part of the Series H Preferred Stock at a price per Unit (the “Redemption Price”), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Redemption Date”), without interest, to the full extent the Corporation has funds legally available therefor.  The Series H Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2)                          Procedures Of Redemption.

(i)                                     Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to each holder of record of the Units to be redeemed at the address set forth in the share transfer records of the registrar. Any notice mailed in the manner provided herein shall be conclusively presumed to have been given on the date mailed whether or not the holder received the notice.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Units except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Units may be listed or admitted to trading, such notice shall state:  (a) the Redemption Date; (b) the Redemption Price; (c) the number of Units of Series H Preferred Stock to be redeemed; (d) the place or places where certificates for such Units are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Units to be redeemed will cease to accumulate on the Redemption Date. If fewer than all of the Units of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Units of Series H Preferred Stock to be redeemed from such holder.

(ii)                            If notice has been mailed in accordance with subparagraph  (e)(2)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Units so called for redemption shall cease to accumulate, and said Units shall no longer be deemed to be outstanding and shall not have the status of Units of Series H Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease.  Upon surrender, in accordance with such notice, of the certificates for any Units of Series H Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Units of Series H Preferred Stock shall be redeemed by the Corporation at the Redemption Price.  In case fewer than all the Units of Series H Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued presenting the unredeemed Units of Series H Preferred Stock without cost to the holder thereof.

(iii)                           Any funds deposited with a bank or trust company for the purpose of redeeming Units of Series H Preferred Stock shall be irrevocably deposited except that:

(A)                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Units redeemed shall have no claim to such interest or other earnings; and

(B)                        any balance of monies so deposited by the Corporation and unclaimed by the holders of the Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Units entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                              No Units of Series H Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                                 Unless full accumulated dividends on all Units of Series H Preferred Stock and any other class or series of Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Units or Parity Stock shall be redeemed or purchased or otherwise acquired directly or indirectly; provided, however, that the foregoing shall not prevent the redemption of Units or Parity Stock to preserve the Corporation’s REIT status or the purchase or acquisition of Units or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Units of Series H Preferred Stock or Parity Stock, as the case may be.

(vi)                          If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Units of Series H Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.  Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Units to be redeemed.

(vii)                       In case of redemption of less than all of the Units of the Series H Preferred Stock at the time outstanding, the Units of Series H Preferred Stock to be redeemed shall be selected by the Corporation by lot or pro rata from the holders of record of such Units in proportion to the number of Units of Series H Preferred Stock held by such holders  (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation in its sole and absolute discretion.

(f)                                    Voting Rights.   Except as required by law, and as set forth below, the holders of the Units shall not be entitled to vote at any meeting of the shareholders of the Corporation for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders and the consent of the holders of the Units shall not be required for the taking of any corporate action.

(1)                                  If and whenever dividends payable on the Units or any series or class of Parity Stock shall be in arrears for six consecutive or otherwise Dividend Periods, whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of such Units, together with the holders of shares of every other series of Parity Stock, voting together as a single class regardless of series, shall be entitled to vote for the election of two additional directors of the Corporation at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Units and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Units and the Parity Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Units and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive Dividend Periods), and the terms of office of all persons elected as directors by the holders of the Units and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly.

(2)                                  At any time after such voting rights shall have been so vested in the holders of the Units and the Parity Stock, the secretary of the Corporation may, and upon the written request of holders of record of at least ten percent (10%) of the Units then outstanding (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Units and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law.  If any such special meeting required to be called as provided above shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Units may call such meeting, upon the notice provided above, and for that purpose shall have access to the stock records of the Corporation.  The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided above.  If any vacancy shall occur among the directors elected by the holders of the Units and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Units and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

(3)                          So long as any Units of Series H Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Units and the Parity Stock outstanding at the time, acting as a single class regardless of series, given in person or by proxy, either in writing or at a meeting,

(A)                      authorize or create, or increase the authorized or issued amount of, any class or series of Equity Securities ranking prior to the Series H Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(B)                                amend, alter or repeal the provisions of the Articles of Incorporation, including this Amendment, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock, the Parity Stock or the holders thereof; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series H Preferred Stock, or any shares of any class ranking on a parity with the Series H Preferred Stock or the Parity Stock, shall not be deemed to adversely affect the rights, preferences, privileges or voting power of the Series H Preferred Stock; and provided further, however, that if any such amendment, alteration or repeal would materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock or another series of Parity Stock that is not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of the Units of the Series H Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

(C)                                effect or validate a share exchange that affects the Series H Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Unit of Series H Preferred Stock (x) shall remain outstanding without a material and adverse change to its terms and rights or (y) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Unit of Series H Preferred Stock (except for changes that do not materially and adversely affect the holders of the Units).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Units of Series H Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(4)                                  On each matter submitted to a vote of the holders of Units of the Series H Preferred Stock in accordance with this Section 6.11, or as otherwise required by law, each Unit of Series H Preferred Stock shall be entitled to one vote.  With respect to each Unit of Series H Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

(g)                         Retirement.  Except as otherwise provided in the Articles of Incorporation, all Units of Series H Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series.

(h)                         Conversion.   The Units of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(i)                             Record Holders.  The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any Units of Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

EXHIBIT I

to the Third

Restated Articles of Incorporation of

Duke Realty Corporation

1.                                 Series I Preferred Stock. Pursuant to authority granted under Section 6.01 of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.45% Series I Cumulative Redeemable Preferred Shares ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the “Series I Preferred Shares”) on the following terms:

(a)                              Number. The number of authorized shares of the Series I Preferred Shares shall be 345,000.

(b)                             Relative Seniority.  In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series I Preferred Shares shall rank (i) on a parity with any class or series of Shares of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series I Preferred Shares) if the holders of such class or series of Shares and the Series I Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other, (ii) senior to any class or series of Shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series I Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, Shares of common stock (“Common Shares”) and any other class or series of Shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series I Preferred Shares (collectively, “Fully Junior Shares”).

(c)                              Dividends.

(1)                              The holders of the then outstanding Series I Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at an initial rate of 8.45% per share per year, payable in equal amounts of $5.28125 per share quarterly in cash on the last day of each March, June, September and December or, if not a Business Day  (as hereinafter defined), the next succeeding Business Day beginning on March 31, 2001 (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date  (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period  (including the first Dividend Period) shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series I Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned and declared, (ii) the Corporation has earnings, or (iii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series I Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(v) and the last sentence of this paragraph, unless the full cumulative dividends on the Series I Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends  (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series I Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other capital shares of the Corporation ranking junior to or on a parity with the Series I Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series I Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series I Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series I Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series I Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series I Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series I Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2)                              The amount of any dividends accrued on any Series I Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series I Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 8.45% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(3)                              Except as provided in this Section, the Series I Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4)                              Any dividend payment made on the Series I Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5)                              If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series I Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series I Preferred Shares for the year bears to the Total Dividends.

(6)                              No dividends on the Series I Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series I Preferred Shares will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

(d)                       Liquidation Rights.

(1)                              Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series I Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per share, plus accrued and unpaid dividends thereon.

(2)                              After the payment to the holders of the Series I Preferred Shares of the full preferential amounts provided for in this Section, the holders of the Series I Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(3)                              If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the Series I Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series I Preferred Shares are not paid in full, the holders of the Series I Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

(4)                              Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

(e)                            Redemption by the Corporation.

(1)                              Optional Redemption.  On and after February 1, 2006, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series I Preferred Shares at a price per share  (the “Series I Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the “Series I Redemption Date”). The Series I Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2)                              Procedures of Redemption.

(i)                               Notice of redemption will be published in a newspaper of general circulation in the City of New York, once a week for two successive weeks, and notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series I Redemption Date, addressed to each holder of record of the Series I Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Shares except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series I Preferred Shares (or depositary shares or receipts representing fractional interests in Series I Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series I Redemption Date; (b) the Series I Redemption Price; (c) the number of Series I Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series I Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series I Redemption Date. In case fewer than all of the Series I Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series I Preferred Shares to be redeemed from such holder.

(ii)                              If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series I Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series I Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series I Redemption Date, dividends on the Series I Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series I Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series I Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series I Preferred Shares so redeemed  (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series I Preferred Shares shall be redeemed by the Corporation at the Series I Redemption Price. In case fewer than all the Series I Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series I Preferred Shares without cost to the holder thereof.

(iii)                             Any funds deposited with a bank or trust company for the purpose of redeeming Series I Preferred Shares shall be irrevocable except that:

(A)                          the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)                            any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series I Preferred Shares entitled thereto at the expiration of two years from the applicable Series I Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv)                          No Series I Preferred Shares may be redeemed except from proceeds from the sale of other capital stock of the Company, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(v)                           Unless full accumulated dividends on all Series I Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series I Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for Fully Junior Shares) and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series I Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series I Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series I Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series I Preferred Shares. Notwithstanding the foregoing, in the case of a Redemption Request (as defined below) which has not been fulfilled at the time the Corporation gives notice of its election to redeem all or any Series I Preferred Shares, the shares which are the subject of such pending Redemption Request shall be redeemed prior to any other Series I Preferred Shares.

(vi)                          If the Series I Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series I Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vii)                       In case of redemption of less than all Series I Preferred Shares at the time outstanding, the Series I Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series I Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f)                              Voting Rights.  Except as required by law, and as set forth below, the holders of the Series I Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(1)                              Whenever dividends on any Series I Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series I Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of Record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed of for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series I Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2)                              So long as any Series I Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series I Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series I Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series I Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series I Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series I Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series I Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3)                              On each matter submitted to a vote of the holders of Series I Preferred Shares in accordance with this Section, or as otherwise required by law, each Series I Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof. With respect to each Series I Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series I Preferred Share).

(g)                             Conversion. The Series I Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.